Exhibit  2.1
                         PLAN  AND  AGREEMENT  OF  MERGER

                                     Between

                       Island  Critical  Care  Corporation

                                      And

                           Island  Critical  Care  Corp.

     This Plan and Agreement of Merger is made, and entered into, on the 13th day of January, 2000, by and between Island Critical Care Corp., a Delaware Corporation, hereinafter referred to as the Surviving Corporation, and Island Critical Care Corporation, an Ontario, Canada Corporation, hereinafter referred to as the Merged Corporation. Said Corporations are hereinafter sometimes referred to jointly as the Constituent Corporations.

     WITNESSETH:

     WHEREAS the Surviving Corporation is organized and exists under the laws of the State of Delaware, having filed its Certificate of Incorporation in the Office of the Secretary of State of the State of Delaware, on December 15, 1999, and recorded it in the office of the Recorder of Deeds for the county of New
                                                                             ---
Castle.   in  the  aforesaid  State,  on  December  15,  1999,  and  having  its
-------                                   --------------------
registered  office  at  2530 Channin Drive in the City of  Wilmington, County of
                        ------------------                 -----------
New  Castle,     and  having  as  its  registered  agent  Corporate  Creations
------------                                              --------------------
Enterprises  Inc.  and
----------------

     WHEREAS the total number of shares of stock which the Surviving Corporation has authority to issue is fifty million (50,000,000) shares, of which one million three hundred and forty-six thousand and two hundred and fifty (1346250) shares are now issued and outstanding; and

     WHEREAS the Merged Corporation is organized and exists under the laws of the Province of Ontario, its Articles of Incorporation having been filed with the Ministry of Consumer and Commercial Relations for the Province of Ontario on April 28, 1998, and the address of its registered office is 220 Laurier Avenue West, Suite 350, in the Regional Municipality of Ottawa-Carleton, in the
Province  of  Ontario;  and

     WHEREAS the aggregate number of shares which the Merged Corporation has authority to issue is unlimited, of which 9,675,098 shares are issued and outstanding; and

     WHEREAS the Board of Directors of each of the Constituent Corporations deems it advisable that the Merged Corporation be merged into the Surviving Corporation on the terms and conditions set forth below, in accordance with the applicable provisions of the statutes of the State of Delaware and the Province of Ontario, respectively, which permit such merger;

     THEREFORE, in consideration of the agreements, covenants and provisions set out below, the Surviving Corporation and the Merged Corporation, by their Boards of Directors, do hereby agree as follows:

                                   ARTICLE  I

     The Surviving Corporation and the Merged Corporation shall be merged into a single Corporation, in accordance with applicable provisions of the laws of the State of Delaware and of the Province of Ontario by the Merged Corporation merging into the Surviving Corporation, 'which shall be the Surviving Corporation.

                                  ARTICLE  II

Upon the merger becoming effective under the laws of the States of Delaware and of the Province of Ontario (such time being referred to herein as the "EFFECTIVE DATE OF THE MERGER"):

1. The two Constituent Corporations shall be a single corporation, which shall be the Surviving Corporation, and the separate existence of the Merged Corporation shall cease, except to the extent, if any, provided by the laws of the Province of Ontario.
2. The Surviving Corporation shall thereupon possess all the rights, privileges, immunities and franchises of the Constituent Corporations; and all property, real and personal, and all debts due on whatever account, and every other interest belonging to or due to each of the Constituent Corporations, shall be vested in the Surviving Corporation without further act or deed.
3. The Surviving Corporation shall be responsible and liable for all of the liabilities and obligations of each Constituent Corporation; and all existing or pending claims, actions or proceedings by or against the Constituent Corporations may be prosecuted to judgment as if the merger had not taken place, or the Surviving Corporation may be substituted in the place of the appropriate Constituent Corporation, and neither the rights of creditors nor any liens upon the property of the Constituent Corporations shall be impaired by the merger.
4. The Surviving Corporation hereby agrees that it may be served with process in the State of Florida in any proceeding for the enforcement of any obligation of either Constituent Corporation, including those arising from the merger, and hereby irrevocably appoints the Secretary of State of Florida as its agent to accept service of process in any such suit or other proceedings, and further agrees that service of any such process may be made by providing the Secretary of State of the State of with duplicate copies of such process; and the Surviving Corporation authorizes the aforesaid Secretary of State to send such process to it by registered mail directed to its registered office at:

             2530  Channin  Drive
             Wilmington,  DE
             ---------------

             19810
             -----

     5. With respect to each Constituent Corporations, the aggregate amount of net assets of each Constituent Corporation that was available to support and pay dividends before the merger, shall continue to be available for the payment of dividends by the Surviving Corporation, except to the extent that all or a portion of those net assets may be transferred to the stated capital of the Surviving Corporation.

     6. The Bylaws of the Surviving Corporation as they existed immediately before the effective date of merger shall be the Bylaws of the Surviving Corporation.

     7. The persons who will serve on the Board of Directors and as the officers of the Surviving Corporation shall be the same persons who served as directors and officers of the Merged Corporation immediately before the effective date of the merger.

                                    ARTICLE  III

     The Articles of Incorporation of the Surviving Corporation shall not be amended in any respect by reason of this Agreement of Merger, and said Articles of Incorporation shall constitute the Articles of Incorporation of the Surviving Corporation unless or until it is subsequently amended by the action of the Board of Directors and shareholders: the said Articles of Incorporation are set forth in Exhibit A attached hereto and are made a part of this Plan and Agreement of Merger.

                                   ARTICLE  IV

     The shares of the Constituent Corporations shall be converted into shares of the Surviving
     Corporation  in  the  following  manner:
     1.  Each share of each Constituent Corporations shall be converted into one
(1) fully paid and non-assessable share of capital stock of the Surviving Corporation, any shares of the Surviving Corporation which are issued and outstanding prior to the merger shall not be cancelled or replaced unless deemed necessary and expedient by the Board of Directors of the Surviving Corporation. Shareholders of the Merged Corporation shall be required to surrender their share certificates in the Merged Corporation prior to receiving a replacement share in the Surviving Corporation.

                                  ARTICLE  V

     The Surviving Corporation shall pay all expenses incurred for the purpose of bringing both this Agreement of Merger and the merger herein described into effect.

                                 ARTICLE  VI

     If the Surviving Corporation shall have reason to request any further assignments, conveyances or other transfers that it is advised by counsel are necessary to vest in the Surviving Corporation title to any property or rights of either of the Constituent Corporations, the officers and directors of the appropriate Constituent Corporation shall execute any assignment, conveyance or transfer to vest such property or rights in the Surviving Corporation.

                                ARTICLE  VII

     This Plan and Agreement of Merger shall be submitted to the shareholders of each of the Constituent Corporations for consideration at a meeting of shareholders held in accordance with the Bylaws of each Constituent Corporation and with the laws of their State of incorporation, and upon (1) The approval by the shareholders of each Constituent Corporation, and (2) The subsequent execution, filing and recording of such documents shall then take effect and be the Plan of Merger of the Constituent Corporations. This Plan and Agreement of Merger may be abandoned by (1) Either of the Constituent Corporations by the action of its Board of Directors if such action is taken before the Plan and Agreement of Merger has been approved by the shareholders of the Constituent Corporation whose Board seeks abandonment, or (2) The mutual consent of the Constituent Corporations if their respective Boards of Directors each adopt a resolution abandoning the Plan and Agreement of Merger before the effective date of the merger.

IN WITNESS WHEREOF, each Constituent Corporations acting by the authority set out in a resolution adopted by its Boards of Directors has directed this Plan and Agreement of Merger to be executed by the President and attested to by the Secretary of each Constituent Corporation, and to have the corporate seal of each Constituent Corporation affixed hereto. Attest:

/s/  J.  Paul  Hines                            /s/  J.  Paul  Hines
-----------------------                         --------------------
J.  Paul  Hines                                 J.  Paul  Hines
Secretary                                       Secretary

/s/  Sean  Flanigan                             /s/  Kenneth  Legere
-------------------                             --------------------
Sean  Flanigan                                  Kenneth  Legere
Secretary                                       President

     I, Sean Flanigan, Secretary of Island Critical Care Corporation, a Corporation organized and existing under the laws of the Province of Ontario, hereby certify, as such Secretary, and under the seal of the said Corporation, that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of said Corporation by the President and Secretary of Island Critical Care Corporation, a Corporation of the Province of Ontario, was duly submitted to the shareholders of Island Critical Care Corporation, at a special meeting of said shareholders, called and held separately from the meeting of shareholders of any other Corporation, upon waiver of notice, signed by all shareholders, for the purpose of considering and taking action upon said Agreement of Merger, that shares of stock of said Corporation were on said date issued and outstanding and that the holders of 9,675,098 shares voted by ballot in favor of said Agreement of Merger and the holders of shares voted by ballot against same, the said affirmative vote representing at least a majority of the total number of shares of the outstanding capital stock of said Corporation, and that thereby the Agreement of Merger was at said meeting duly adopted as the act of the shareholders of said Island Critical Care Corporation, and the duly adopted agreement of said Corporation.

     WITNESS my hand and seal of said Island Critical Care Corporation on this 13th day of January, 2000.

     /s/  Sean  P.  Flanigan
     -------------------------
     Sean  P.  Flanigan
     Secretary
     Seal:


I, J. Paul Hines, Secretary of Island Critical Care Corp., a Corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary, and under the seal of the said Corporation, that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of said Corporation by the President and Secretary of Island Critical Care Corp., a Corporation of the State of Delaware, was duly submitted to the shareholders of Island Critical Care Corp., at a special meeting of said shareholders, called and held separately from the meeting of shareholders of any other Corporation, upon waiver of notice, signed by all shareholders, for the purpose of considering and taking action upon said Agreement of Merger, that shares of stock of said Corporation were on said date issued and outstanding and that the holders of all shares voted by ballot in favor of said Agreement of Merger and the holders of shares voted by ballot against same, the said affirmative vote representing at least a majority of the total number of shares of the outstanding capital stock of said Corporation, and that thereby the Agreement of Merger was at said meeting duly adopted as the act of the shareholders of said Island Critical Care Corp., and the duly adopted agreement of said Corporation.

     WITNESS my hand and seal of said Island Critical Care Corp. on this 13th day of January, 2000.

      /s/  J.  Paul  Hines
      ----------------------
      J.  Paul  Himes
      Secretary
      Seal:

     THE ABOVE AGREEMENT OF MERGER, having been executed by the President and Secretary of each corporate party thereto, and having been adopted separately by the shareholders of each corporate party thereto, in accordance with the provisions of the laws of the State of Delaware and the Province of Ontario, and the fact having been certified on said Agreement of Merger by the Secretary of each corporate party thereto, is now hereby executed under the corporate seals of the respective Corporations, by the authority of the directors and shareholders thereof, as the respective act, deed and agreement of each of said Corporation, on the 13th day of January, 2000
     /s/  Sean  Flanigan                         /s/  Kenneth  Legere
     ---------------------                       ----------------------
     Sean  Flanigan                              Kenneth  Legere
     Secretary                                   President

     Seal: